CONTACT:
KEVIN GREGORY, SENIOR VICE PRESIDENT, CFO
(859) 586-0600 X1424
kgregory@pomeroy.com
--------------------


POMEROY IT SOLUTIONS, INC. REPORTS EARNINGS FOR SECOND QUARTER 2006
           Reports Second Quarter Diluted Earnings Per Share of $0.16

Hebron, KY - August 14, 2006 - Pomeroy IT Solutions, Inc. (NASDAQ:PMRY) a technology and services solution provider, today reported net earnings of $2.0 million for the quarter ended July 5, 2006 and diluted earnings per share of $0.16.

"During the second quarter, we saw improvement in both our gross and operating margins," said Stephen E. Pomeroy, Pomeroy IT Solutions, President and Chief Executive Officer. "The margin increase was driven by strong growth in service revenue," added Pomeroy.

"We did see some improvement in product revenue in the second quarter. Product revenue continues to be a challenge, but the recently added sales resources should start to have a positive impact in the second half of the year," added Pomeroy.

CONSOLIDATED FINANCIAL RESULTS

SECOND QUARTER 2006
  - Revenue was $164.1 million compared to $192.0 million in second quarter of 2005.
          o Product revenue was $92.1 million compared to $135.1 million in second quarter 2005, a decline of $43.0 million. This decline was due primarily to continuing competitive pressure in the marketplace, reduction in IT spending by our customers, and delays in IT project deployments by our customers.
          o Service revenue was $72.0 million compared to $56.9 million in second quarter 2005, an increase of 26.5 percent or $15.1 million. This increase relates primarily to the growth from new service agreements.

  - Gross Profit Margin was 15.1 percent compared to 13.1 percent in the second quarter of 2005.
          o Product revenue gross margin was 8.4 percent compared to 7.5 percent in the second quarter of 2005. Sequentially, product gross margin increased compared to 7.8 percent in the first quarter of 2006.
          o    Service revenue gross margin was 23.6 percent compared to
               26.4 percent in the second quarter of 2005. Sequentially, service revenue gross margin was higher compared to 22.9 percent for the first quarter of 2006.

  - Total Operating Expense was $21.4 million compared to $21.0 million in the second quarter of 2005, an increase of $0.4 million. This increase was primarily due to increased professional fees of $0.4 million, medical claims of $0.5 million, and equity compensation expenses of $0.3 million.

  - Net income was $2.0 million or $0.16 per fully diluted share compared to net income of $2.4 million or $0.19 per fully diluted share in second quarter 2005. Net income for the second quarter of 2005, adjusted for the expensing of equity based compensation was $2.1 million or $0.17 per fully diluted earnings per share.

  - During the second quarter the Company did not finalized the second step of the goodwill impairment testing. The Company has not changed its estimate of the goodwill write-down and anticipates this testing will be complete in the third quarter.

SIX MONTHS ENDED JULY 5, 2006
  - Revenue was $314.8 million compared to $357.9 million in six months ended July 5, of 2005, a decline of $43.1 million.
          o    Product revenue was $181.0 million compared to $246.3
               million in six months ended July 5, 2005, a decline of $65.3 million. This decline was due primarily to continuing competitive pressure in the marketplace, reduction in IT spending by our customers, and delays in IT project deployments by our customers.
          o    Service revenue was $133.9 million compared to $111.5
               million in six months ended July 5, 2005, an increase of $22.4 million. This increase relates primarily to the growth from new service agreements.

  - Gross Profit Margin was 14.6 percent compared to 13.4 percent in the six months ended July 5, of 2005.
          o Product revenue gross margin was 8.1 percent compared to 7.7 percent in the six months ended July 5, of 2005.
          o    Service revenue gross margin was 23.3 percent compared to
               26.0 percent in the six months ended July 5, of 2005.

  - Total Operating Expense was $44.3 million compared to $42.6 million in the six months ended July 5, of 2005, an increase of $1.7 million. This increase was primarily due to increased professional fees of $1.3 million, medical claims of $1.5 million, and equity compensation expenses of $0.9 million.

  - Net income was $0.6 million or $0.05 per fully diluted share compared to net income of $2.9 million or $0.23 per fully diluted share in six months ended July 5, 2005, a decline of $2.3 million. This decline was the result of a decline in product revenue and an increase in operating expense. . Net income for the six months ended July 5, 2005, adjusted for the expensing of equity based compensation was $1.6 million or $0.12 per fully diluted earnings per share

CONFERENCE CALL

To participate in a conference call and questions and answer session with senior management regarding the second quarter 2006 results, call 877-842-7108 using passcode 3916004 at 9:00 a.m. (ET) on Tuesday August 15, 2006. For your convenience, a replay will be available shortly after the call. This replay will be available after the call by dialing 1-800-642-1687.

ABOUT POMEROY IT SOLUTIONS, INC.

As an international technology services and solutions provider, Pomeroy IT Solutions unites core competencies in IT Outsourcing Services and Professional Services. Some of the Company's services include consulting, project management, application development, integration, staffing, and technology sourcing. Pomeroy's capabilities as an end-to-end services and technology sourcing provider set the Company apart as a unique, one-stop alternative. This combination helps its Fortune 1000, government, and mid-market clients realize their business goals and objectives by leveraging information technology to simplify complexities, increase productivity, reduce costs, and improve profitability.

FORWARD-LOOKING STATEMENTS

Certain of the statements in the preceding paragraphs regarding financial results constitute forward-looking statements. These statements related to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our markets' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or
achievements expressed or implied by such forward looking statements.   These
risks and other factors you should specifically consider include but are not limited to: changes in customer demands or industry standards, adverse or uncertain economic conditions, loss of key personnel, litigation, the nature and volume of products and services anticipated to be delivered, the mix of the products and services businesses, the type of services delivered, the ability to successfully attract and retain customers, sell additional products and service to existing customers, the ability to timely bill and collect receivables, the ability to maintain a broad customer base to avoid dependence on any single customer, the need to successfully attract and retain outside consulting services, new acquisitions by the Company, terms of vendor agreements and certification programs and the assumptions regarding the ability to perform thereunder, the ability to implement the company's best practices strategies, the ability to manage risks associated with customer projects, existing market and competitive conditions including the overall demand for IT products and services, and the ability to attract and retain technical and other highly skilled personnel. In some cases, you can identify forward-looking statements by such terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue", "projects", "intends", "prospects", "priorities", or negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

                          POMEROY IT SOLUTIONS, INC.
                          CONSOLIDATED BALANCE SHEETS

(in thousands)                                              July 5,     January 5,
                                                             2006         2006
                                                         ------------  -----------
                                                         (Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents                                $         85  $       447
Certificates of deposit                                         4,227        4,668

Accounts receivable:
  Trade, less allowance of  $4,112 at July 5, 2006 and
    $4,355 at January 5, 2006                                 133,239      130,814
  Vendor receivables, less allowance of $100 at
    July 5, 2006 and January 5, 2006                            5,974        4,952
  Net investment in leases                                      2,334        1,998
  Other                                                         1,984        2,894
                                                         ------------  -----------
      Total receivables                                       143,531      140,658
                                                         ------------  -----------

Inventories                                                    14,941       13,665
Other                                                          11,351       11,730
                                                         ------------  -----------
      Total current assets                                    174,135      171,168
                                                         ------------  -----------

Equipment and leasehold improvements:
  Furniture, fixtures and equipment                            31,481       32,655
  Leasehold improvements                                        8,768        6,796
                                                         ------------  -----------
      Total                                                    40,249       39,451

  Less accumulated depreciation                                26,629       24,656
                                                         ------------  -----------
      Net equipment and leasehold improvements                 13,620       14,795
                                                         ------------  -----------

Net investment in leases, net of current portion                  187          995
Goodwill                                                      101,786      101,048
Intangible assets, net                                          2,963        3,007
Other assets                                                    3,645        4,132
                                                         ------------  -----------
      Total assets                                       $    296,336  $   295,145
                                                         ============  ===========

                                POMEROY IT SOLUTIONS, INC.
                                CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)                            July 5,      January 5,
                                                                  2006           2006
                                                              -------------  -------------
                                                               (Unaudited)
LIABILITIES AND EQUITY

Current Liabilities:
Short-term borrowings                                         $           -  $     15,304
Cash overdraft                                                        1,992             -
Accounts payable                                                     65,873        46,638
Deferred revenue                                                      2,822         3,444
Employee compensation and benefits                                    8,326         8,039
Accrued restructuring and severance charges                           4,655         5,791
Other current liabilities                                             6,468        11,443
                                                              -------------  -------------
      Total current liabilities                                      90,136        90,659
                                                              -------------  -------------

Commitments and contingencies

Equity:
  Preferred stock,  $.01 par value; authorized 2,000 shares
    (no shares issued or outstanding)                                     -             -
  Common stock, $.01 par value; authorized 20,000 shares
    (13,453 and 13,400 shares issued at July 5, 2006
    and January 5, 2006, respectively)                                  135           135
  Paid-in capital                                                    89,179        89,126
  Unearned compensation                                                            (1,198)
  Accumulated other comprehensive income                                 20            24
  Retained earnings                                                 126,133       125,521
                                                              -------------  -------------
                                                                    215,467       213,608
  Less treasury stock, at cost ( 830 and 810 shares at
    July 5, 2006 and January 5, 2006)                                 9,267         9,122
                                                              -------------  -------------
      Total equity                                                  206,200       204,486
                                                              -------------  -------------
      Total liabilities and equity                            $     296,336  $    295,145
                                                              =============  =============

                POMEROY IT SOLUTIONS, INC.
            CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands,except per share data)        Three Months Ended
                                        --------------------------
                                          July 5,       July 5,
                                            2006          2005
                                        ------------  ------------
                                        (Unaudited)   (Unaudited)
Product and service revenues:
  Product                               $     92,081  $    135,093
  Service                                     72,037        56,932
                                        ------------  ------------
    Total revenues                           164,118       192,025
                                        ------------  ------------

Cost of product and service revenues:
  Product                                     84,322       124,956
  Service                                     55,013        41,922
                                        ------------  ------------
    Total cost of revenues                   139,335       166,878
                                        ------------  ------------

    Gross profit                              24,783        25,147
                                        ------------  ------------

Operating expenses:
  Selling, general and administrative         20,151        19,538
  Depreciation and amortization                1,235         1,428
  Other                                            6             -
                                        ------------  ------------
    Total operating expenses                  21,392        20,966
                                        ------------  ------------

Income from operations                         3,391         4,181

Interest expense, net                            162           206
                                        ------------  ------------

Income before income tax                       3,229         3,975
Income tax expense                             1,198         1,610
                                        ------------  ------------
Net income                              $      2,031  $      2,365
                                        ============  ============

Weighted average shares outstanding:
  Basic                                       12,629        12,573
                                        ============  ============
  Diluted                                     12,637        12,656
                                        ============  ============

Earnings per common share:
  Basic                                 $       0.16  $       0.19
                                        ============  ============
  Diluted                               $       0.16  $       0.19
                                        ============  ============

                 POMEROY IT SOLUTIONS, INC.
            CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands,except per share data)         Six Months Ended
                                        --------------------------
                                           July 5,       July 5,
                                            2006          2005
                                        ------------  ------------
                                        (Unaudited)   (Unaudited)
Product and service revenues:
  Product                               $    180,958  $    246,336
  Service                                    133,852       111,521
                                        ------------  ------------
    Total revenues                           314,810       357,857
                                        ------------  ------------

Cost of product and service revenues:
  Product                                    166,307       227,380
  Service                                    102,684        82,514
                                        ------------  ------------
    Total cost of revenues                   268,991       309,894
                                        ------------  ------------

    Gross profit                              45,819        47,963
                                        ------------  ------------

Operating expenses:
  Selling, general and administrative         41,632        39,582
  Depreciation and amortization                2,569         2,897
  Restructuring and severance charges            133           132
  Other                                           11             1
                                        ------------  ------------
    Total operating expenses                  44,345        42,612
                                        ------------  ------------

Income from operations                         1,474         5,351

Interest expense, net                            471           427
                                        ------------  ------------

Income before income tax                       1,003         4,924
Income tax expense                               391         1,994
                                        ------------  ------------
Net income                              $        612  $      2,930
                                        ============  ============

Weighted average shares outstanding:
  Basic                                       12,622        12,521
                                        ============  ============
  Diluted                                     12,639        12,661
                                        ============  ============

Earnings per common share:
  Basic                                 $       0.05  $       0.23
                                        ============  ============
  Diluted                               $       0.05  $       0.23
                                        ============  ============